As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUDACY, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1701044
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2400 Market Street, 4th Floor
Philadelphia, PA	19103
(Address of Principal Executive Offices)	(Zip Code)

AUDACY EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Andrew P. Sutor, IV

Executive Vice President, Secretary

Audacy, Inc.

2400 Market Street, 4th Floor

Philadelphia, PA 19103

(Name and address of agent for service)

(610) 660-5610

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Registration of Additional Securities

This Registration Statement on Form S-8 of Audacy, Inc., a Pennsylvania corporation (f/k/a Entercom Communications Corp.) (“Audacy”) pertains to 1,000,000 shares of Class A Common Stock, par value $0.01 per share (“Class A Shares”), which will be authorized for issuance under the Audacy Employee Stock Purchase Plan (formerly the Entercom 2016 Employee Stock Purchase Plan), as amended (the “Plan”). The Plan was originally adopted in 2016 and was amended and restated on May 10, 2022. Audacy has previously registered an aggregate of 1,000,000 Class A Shares on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2016 (File No. 333-212420) (the “Earlier Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are incorporated by reference in this Registration Statement and made a part hereof.

PART II

Item 3. Incorporation of Documents by Reference.

The documents listed below are incorporated by reference in this Registration Statement, and all documents subsequently filed by Audacy pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents (except as to any portion of any document or report furnished under Item 2.02 or 7.01 of Form 8-K or related exhibit furnished pursuant to Item 9.01 of Form 8-K that is deemed to be furnished and not filed under such provisions):

(a) Audacy’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 1, 2022;

(b) Audacy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 9, 2022;

(c) the information specifically incorporated by reference in Audacy’s Annual Report on Form 10-K for the year ended December 31, 2021 from Audacy’s Proxy Statement on Schedule 14A, as filed with the SEC on March 22, 2022; and

(d) the description of Audacy’s Class A Common Stock contained in Audacy’s registration statement on Form 8-A, declared effective by the SEC on September 15, 1998.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description

5.1	Opinion of Andrew P. Sutor, IV, Esquire

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Grant Thornton LLP

23.3	Consent of Andrew P. Sutor, IV, Esquire (contained in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

99.1	Audacy Employee Stock Purchase Plan

107	Filing Fee Table

+	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on May 10, 2022.

AUDACY, INC.

By:	/s/ David J. Field
David J. Field
President, Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints David J. Field and Andrew P. Sutor, IV, and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead in any and all capacities to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments (including pre- and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	CAPACITY	DATE
Principal Executive Officer

/s/ David J. Field	President, Chief Executive Officer	May 10, 2022
David J. Field

Principal Financial Officer:

/s/ Richard J. Schmaeling	Executive Vice President and Chief Financial Officer	May 10, 2022
Richard J. Schmaeling

Principal Accounting Officer:

/s/ Elizabeth Bramowski	Chief Accounting Officer and Controller	May 10, 2022
Elizabeth Bramowski

Directors:

/s/ David J. Field	Director, Chairman	May 10, 2022
David J. Field

/s/ Joseph M. Field	Director, Chairman Emeritus	May 10, 2022
Joseph M. Field

/s/ David J. Berkman	Director	May 10, 2022
David J. Berkman

/s/ Sean R. Creamer	Director	May 10, 2022
Sean R. Creamer

/s/ Louise C. Kramer	Director	May 10, 2022
Louise C. Kramer

/s/ Joel Hollander	Director	May 10, 2022
Joel Hollander

/s/ Mark R. LaNeve	Director	May 10, 2022
Mark R. LaNeve

/s/ David Levy	Director	May 10, 2022
David Levy

/s/ Monique L. Nelson	Director	May 10, 2022
Monique L. Nelson

/s/ Susan K. Neely	Director	May 10, 2022
Susan K. Neely

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